UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (  )

Check the appropriate box:

(   )           Preliminary Proxy Statement
(   )           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)           Definitive Proxy Statement
(   )           Definitive Additional Materials
(   )           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AEMETIS, INC.
-----------------------------------------------
(Name of Registrant as Specified In Its Charter)

------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)       No fee required.

(   )       Fee computed on table below per Exchange Act Rules 14a-6(i) and O-11.

            1)           Title of each class of securities to which transaction applies:
            2)           Aggregate number of securities to which transaction applies:
            3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            4)           Proposed maximum aggregate value of transaction:
            5)           Total fee paid:

(   )       Fee paid previously with preliminary materials.

(   )       Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)           Amount Previously Paid:
            2)           Form, Schedule or Registration State No.:
            3)           Filing Party:
            4)           Date Filed:

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2016

March 4, 2016

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Aemetis, Inc. (the “Company,” “we” or “our”), which will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Menlo Park, California 94025, on Thursday, April 21, 2016, at 1:00 p.m. (Pacific Time).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement.  There are five specific items for which you are being asked to vote:

•
To elect five (5) members of the Board of Directors to hold office for one to three-year terms, if Proposal No. 2 is approved, or, if Proposal No. 2 is not approved, for one-year terms until the Annual Meeting of Stockholders in 2017, or in either case until their successors are duly elected and qualified;

•	To approve a proposal to amend our Articles of Incorporation to divide our Board of Directors into three classes, with directors in each class serving staggered three-year terms;

•	To approve a proposal to amend our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

•	To approve and confirm the issuance of warrants issued to board members and management; and

•	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Our Board of Directors recommends that you vote:

•	“FOR” the five (5) individuals nominated for election to the Board of Directors;

•	“FOR” the amendment of our Articles of Incorporation to classify the Board of Directors into three classes;

•	“FOR” the amendment of our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

•	“FOR” the approval and confirmation of the issuance of warrants to board members and management; and

•	“FOR” ratification of RMS US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”)  rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  We encourage you to read our Annual Report on Form 10-K filed with the SEC, which may be found on our web site at www.aemetis.com and at the SEC’s website at www.sec.gov.  It includes our audited financial statements and information about our operations, markets and products.

You can vote by following the instructions included in the proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable.  Please read these instructions carefully.

We hope that you can attend the Annual Meeting.  You may be requested to present photo identification to gain admission to the Annual Meeting.  Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the methods provided.  Any record stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy or voted by telephone or the Internet.  Your vote is important, whether you own a few shares or many.

If you have questions concerning the Annual Meeting or your stock ownership, please call our Corporate Secretary, Todd Waltz, at (408) 213-0940.  Thank you for your continued support of Aemetis, Inc.

Very truly yours,

/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

This document is dated March 4, 2016 and is being first mailed to stockholders of Aemetis, Inc. on or about March 4, 2016.

20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014
Tel.:  (408) 213-0940   Fax:  Fax: (408) 252-8044
www.aemetis.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2015

March 4, 2016

To the Stockholders of AEMETIS, INC.:

NOTICE IS HEREBY given that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Aemetis, Inc. (the “Company”, “Aemetis”, "we" or "our") will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Menlo Park, California 94025 on Thursday, April 21, 2016 at 1:00 p.m. (Pacific Time) for the following purposes:

1)
To elect five (5) members of the Board of Directors to hold office for one to three-year terms, if Proposal No. 2 is approved, or, if Proposal No. 2 is not approved, for one-year terms until the Annual Meeting of Stockholders in 2017, or in either case until their successors are duly elected and qualified;

2)	To approve a proposal to amend our Articles of Incorporation to divide our Board of Directors into three classes, with directors in each class serving staggered three-year terms;

3)	To approve a proposal to amend our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

4)	To approve and confirm the issuance of warrants issued to board members and management;

5)	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

6)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 22, 2016 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.  A complete list of such stockholders will be available at the Company’s executive offices at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014, for ten days before the Annual Meeting.

Our Board of Directors recommends that you vote:

•	“FOR” the five (5) individuals nominated for election to the Board of Directors;

•	“FOR” the amendment of our Articles of Incorporation to classify the Board of Directors into three classes;

•	“FOR” the amendment of our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

•	“FOR” the approval and confirmation of the issuance of warrants to board members and management; and

•	“FOR” ratification of RMS US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Annual Report”).  The Internet Availability Notice contains instructions on how to access those documents over the Internet.  The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report and a form of proxy card or voting instruction card, as applicable.  We believe that this process will reduce the costs of printing and distributing our proxy materials and also provides other benefits.

1

You are encouraged to vote by following the instructions included in this proxy statement or by following the instructions detailed in the Internet Availability Notice, as applicable.  If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy or voted by telephone or the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Todd Waltz
Todd Waltz
Corporate Secretary

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014
Tel.:  (408) 213-0940   Fax:  Fax: (408) 252-8044
www.aemetis.com

2

AEMETIS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held April 21, 2016

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held April 21, 2016

INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, April 21, 2016, or at any adjournment of the Annual Meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Menlo Park, California 94025 on Thursday, April 21, 2016, at 1:00 p.m. (Pacific Time).  The 2015 Annual Report is also available from the Company, without charge, upon request made in writing to the Company’s Corporate Secretary at our executive offices at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014, or online at www.aemetis.com.  Your attention is directed to the financial statements and Management’s Discussion and Analysis in such 2015 Annual Report, which provide additional important information concerning the Company.  This Proxy Statement, the related proxy card and the 2015 Annual Report are being first made available or otherwise distributed to stockholders of Aemetis, Inc. on or about March 4, 2016.

In accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials by providing access to such documents on the Internet.  Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to our stockholders.  Stockholders that received the Internet Availability Notice have the ability to access the proxy materials, including this proxy statement, our 2015 Annual Report and a form of proxy card or voting instruction card, as applicable, on a website referred to in the Internet Availability Notice or to request that a printed set of the proxy materials be sent to them, by following the instructions in the Internet Availability Notice.

The Internet Availability Notice also provides instructions on how to inform us to send future proxy materials to you by mail.  Your election to receive proxy materials by mail will remain in effect until you terminate it.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on April 21, 2016

The Notice of Annual Meeting of Stockholders, proxy statement and 2015 Annual Report are available at www.iproxydirect.com/AMTX free of charge.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

• To elect five (5) members of the Board of Directors to hold office for one to three-year terms, if Proposal No. 2 is approved, or, if Proposal No. 2 is not approved, for one-year terms until the Annual Meeting of Stockholders in 2017, or in either case until their successors are duly elected and qualified;

• To approve a proposal to amend our Articles of Incorporation to divide our Board of Directors into three classes, with directors in each class serving staggered three-year terms;

• To approve a proposal to amend our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

• To approve and confirm the issuance of warrants issued to board members and management;

• To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December
   31, 2016; and

• To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Q:	What are the Board of Director’s recommendations?

A:	The Board recommends a vote:

• “FOR” the five (5) individuals nominated for election to the Board of Directors;

• “FOR” the amendment of our Articles of Incorporation to classify the Board of Directors into three classes;

• “FOR” the amendment of our Articles of Incorporation to eliminate the ability of stockholders to act by written consent;

• “FOR” the approval and confirmation of the issuance of warrants to board members and management; and

• “FOR” ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Q:	Why did I receive an Internet Availability Notice instead of a full set of the proxy materials?

A:
We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials over the Internet.  Accordingly, we sent to our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s Annual Meeting.  Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail on an ongoing basis by submitting a request to our Corporate Secretary at (408) 213-0940, by email at twaltz@aemetis.com, or by writing to: Aemetis, Inc., 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014, Attn.: Corporate Secretary.  A stockholder’s election to receive proxy materials by mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my shares by filling out and returning the Internet Availability Notice?

A:	No. The Internet Availability Notice does, however, provide instructions on how to vote your shares.

Q:	Who is entitled to vote at the meeting?

A:
Stockholders Entitled to Vote.  Stockholders who our records show owned shares of Aemetis, Inc. as of the close of business on February 22, 2016 (the “Record Date”) may vote at the Annual Meeting.  On the Record Date, we had a total of 19,649,429 shares of common stock issued and outstanding, which were held of record by 294 stockholders.  The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.  As of the Record Date, we had 1,398,394 shares of Series B Preferred Stock, or preferred stock, outstanding, which were held of record by 45 stockholders.  Each share of Aemetis, Inc. common stock is entitled to one vote, and each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder could be converted as of the Record Date.  As of the Record Date, holders of preferred stock are entitled to an aggregate of 139,840 votes (shares of preferred stock outstanding divided by 10 to reflect the reverse stock split) at the Annual Meeting, or one vote for every ten shares of preferred stock.

Q:	What is the difference between record stockholders and street name stockholders?

Registered Stockholders.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and the Internet Availability Notice is being sent to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote by telephone or the Internet as instructed in the Internet Availability Notice or in person at the Annual Meeting.

Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in street name.  The Internet Availability Notice is being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder.  As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the Annual Meeting.  However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.  Your broker or nominee will provide a voting instruction card for you to use.

Q:	Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of February 22, 2016.  You may be requested to present photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting.

Q:	How can I vote my shares?

A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

• By Mail. Complete, sign and date the proxy card and return it in the prepaid envelope provided. • By Fax. Complete, sign and date the proxy card and fax to 202-521-3464.
• By Internet. Go to https://www.iproxydirect.com/AMTX and follow the instructions.
• By Telephone. Call 1-866-752-VOTE (8683) and follow the instructions.
Please note that voting facilities for registered stockholders will close at 11:59 pm (Eastern Time) on April 20, 2016.

Street Name Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.  Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:
• By Mail. You may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

• By Methods Listed on the Voting Instruction Card.  Please refer to your voting instruction card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by the Internet, telephone, mail or fax, and follow the instructions on the voting instruction card or other information provided by the record holder; or

• In Person with a Legal Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm.  Please consult the voting instruction card sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	If I sign a proxy, how will it be voted?

A:
When proxies are properly delivered, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board of Directors.  If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	What should I do if I get more than one set of voting materials?

A:
Stockholders may receive more than one set of voting materials, including multiple Internet Availability Notices or voting instruction cards.  For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held.  Stockholders of record whose shares are registered in more than one name will receive more than one Internet Availability Notice.  You should vote in accordance with the instructions in each Internet Availability Notice and voting instruction card you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:	Can I change my vote?

A:
Registered Stockholders:  You may change your vote at any time prior to the vote at the Annual Meeting.  To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise Todd Waltz, the Company’s Corporate Secretary, at our principal executive office in writing before the proxy holders vote your shares or (iii) deliver later dated proxy instructions in one of the manners authorized and described in this proxy statement (such as via the Internet or by telephone).

Street Name Stockholders:  If you hold your shares through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy.  Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.  If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Q:	What is the voting requirement to approve each of the proposals?

A:
• Proposal No. 1:  Directors are elected by a plurality vote.  The five (5) nominees for director who receive the most votes cast in their favor will be elected to serve as directors.

• Proposal No. 2:  Must be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

• Proposal No. 3:  Must be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

• Proposal No. 4:  Must be approved by the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

• Proposal No. 5:  Must be approved by the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

Q:	What are “broker non-votes?”

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At the Annual Meeting, we believe that only Proposal No. 5 (ratifying the appointment of our independent registered public accounting firm) is considered a routine item.  This means that brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions.  Brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on the “non-routine” matters found in Proposals No. 1, 2, 3 or 4.  Accordingly, for beneficial stockholders, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

Q:	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will be counted for purposes of determining whether proposals requiring approval by the affirmative vote of a majority of the shares entitled to vote thereon or the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.  Thus, an abstention or broker non-vote will be counted as a vote “AGAINST” Proposals 2, 3, 4 and 5 .

Q:	What constitutes a quorum?

A:
The Annual Meeting will be held if a majority of the outstanding voting power of the Company, which includes shares of common stock and preferred stock (with the preferred stock being counted on an as converted to common stock basis), is represented in person or by proxy at the meeting.  If you have returned valid proxy instructions or attend the Annual Meeting in person, your stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

All shares of our common stock and preferred stock (with the preferred stock being counted on an as converted to common stock basis) represented at the Annual Meeting, including broker non-votes and abstentions, will be counted for purposes of determining the presence of a quorum.

Q:	How are votes counted?

A:	We will designate Issuer Direct as the Inspector of Election who will tabulate the votes. The Inspector of Election will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Q:	Who is making this solicitation?

A:	This proxy is being solicited on behalf of the Board of Directors of Aemetis, Inc.

Q:	Who pays for the proxy solicitation process?

A:
We will pay the cost of preparing, assembling, printing, mailing, distributing and making available these proxy materials and soliciting votes.  We do not plan to retain a proxy solicitor to assist with the solicitation.  We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding or making available proxy materials to beneficial owners.  In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by phone or by other electronic means.  None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC.  In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2017 Annual Meeting of Stockholders under Rule 14a-8 adopted under Section 14(a) of Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than 5:00 p.m. (Pacific Time) no later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, stockholder proposals intended to be presented in our proxy materials for the 2017 Annual Meeting must be received by Todd Waltz, Corporate Secretary, on or after December 22, 2016, and prior to 5:00 p.m. (Pacific Time) on January 21, 2017 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. You can also access our SEC filings, including our 2015 Annual Report, on our website at www.aemetis.com.  The information on our website is not a part of this Proxy Statement.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:
If you share an address with another stockholder, have the same last name, and do not participate in electronic delivery of proxy materials, you will receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement).  If you wish to receive a separate proxy statement at this time, please request the additional copy by contacting our transfer agent, Corporate Stock Transfer, by telephone at (303) 282-4800, or by facsimile at (303) 282-5800.

You may also request to receive a separate Annual Report and a separate proxy statement by contacting our Corporate Secretary at (408) 213-0940, by email at twaltz@aemetis.com, or by writing to: Aemetis, Inc., 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014, Attn.: Corporate Secretary.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Corporate Stock Transfer, by telephone at (303) 282-4800 or by facsimile at (303) 282-5800 if you have lost your stock certificate or need to change your mailing address.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of five (5) directors.  Under the current Articles of Incorporation and Bylaws of the Company, directors are elected annually at each annual meeting of stockholders and until their respective successors are duly qualified and elected or such earlier date of resignation or removal.  The Board unanimously approved a resolution proposing that the Company adopt an amendment to the Company’s Articles of Incorporation (the “Articles Amendment”) that classify the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.  The classification of the Board and the adoption of the Articles Amendment is conditioned on obtaining stockholder approval as discussed herein under “Proposal Two — Articles Amendment.”

Subject to the approval of the Articles Amendment, the terms of office of the Class I, Class II and Class III directors will expire in 2017, 2018 and 2019, respectively.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors is presently composed of five (5) members: Eric A. McAfee, Francis Barton, John Block, Dr. Steven Hutcheson and Harold Sorgenti.  Mr. McAfee serves as Chairman of the Board of Directors.  There are no family relationships between any director and executive officer.

The Board of Directors held 12 meetings during fiscal year 2015.  Each director attended at least 75% of the aggregate number of meetings of our Board of Directors and the committees on which each director served during fiscal year 2015 and was eligible to attend.

BOARD INDEPENDENCE

The Board of Directors has determined that all of its current directors, including all directors standing for reelection, except Eric A. McAfee, who currently serves as Aemetis’s Chief Executive Officer, are independent directors within the meaning set forth in the Rules of The NASDAQ Stock Market LLC, as currently in effect.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT

Our Board retains flexibility to select its Chairman of the Board and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders.  Accordingly, the Chairman of the Board and the Chief Executive Officer may be filled by one individual or two.  The Board currently believes that having Mr. Eric A. McAfee serve as both Chief Executive Officer and Chairman of the Board is in the best interests of the stockholders given Mr. McAfee’s extensive knowledge of, years of service to and experience with, the Company.  The Board does not currently have a lead independent director.

Both the full Board and its committees oversee the various risks faced by the Company.  Management is responsible for the day-to-day management of the Company’s risks and provides periodic reports to the Board and its committees relating to those risks and risk-mitigation efforts.

Board oversight of risk is conducted primarily through the standing committees of the Board, the members of which are independent directors, with the Audit Committee taking a lead role on overseeing financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks.  The Audit Committee also is charged with, among other tasks, oversight of management on the Company’s guidelines and policies with respect to risk monitoring, assessment and management.  Members of the Company’s management periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly reports with respect to the Company’s internal controls over financial reporting.

NOMINEES

The Board of Directors approved Eric A. McAfee, Francis Barton, John Block, Dr. Steven Hutcheson and Harold Sorgenti as nominees for election to the Board at the Annual Meeting.  If elected, Eric A. McAfee, Francis Barton, John Block, Dr. Steven Hutcheson and Harold Sorgenti will serve as directors for one to three-year terms as specified in the table below, if Proposal No. 2 is approved, or, if Proposal No. 2 is not approved, for one-year terms until the Annual Meeting of Stockholders in 2017, and in either case until a successor is qualified and elected or earlier resignation or removal.  Each of the nominees is currently a director of the Company.  Please see below for information concerning our incumbent directors standing for re-election.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees set forth above.  If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors.  We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

            Set forth below is information regarding our directors as of March 2, 2015 and, if Proposal No. 2 is approved by the Company’s stockholders, the class under which each director shall serve if elected and the expiration of the term of such director:

Name	Age	Position	Director Since	Classification (Term Expiration)(1)
Eric A. McAfee	53	Chief Executive Officer and Chairman of the Board	2006	Class I (2019)
Francis P. Barton	69	Director	2012	Class I (2019)
John R. Block	81	Director	2008	Class III (2017)
Dr. Steven W. Hutcheson	62	Director	2011	Class II (2018)
Harold Sorgenti	81	Director	2007	Class II (2018)

———————
(1)
If the Articles Amendment is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Eric A. McAfee co-founded Aemetis, Inc. in 2005 and has served as its Chairman of the Board since February 2006.  Mr. McAfee was appointed Chief Executive Officer of the Company in February 2007.  Mr. McAfee has been an entrepreneur, merchant banker, venture capitalist and farmer/dairyman for more than 20 years.  Since 1995, Mr. McAfee has been the Chairman of McAfee Capital and since 1998 has been a principal of Berg McAfee Companies, an investment company.  Since 2000, Mr. McAfee has been a principal of Cagan McAfee Capital Partners through which Mr. McAfee has founded or acquired twelve energy and technology companies.  In 2003, Mr. McAfee co-founded Pacific Ethanol, Inc. (NASDAQ:  PEIX), a West Coast ethanol producer and marketer.  Mr. McAfee received a B.S. in Management from Fresno State University in 1986 and served as Entrepreneur in Residence of The Wharton Business School MBA Program in 2007.  Mr. McAfee is a graduate of the Harvard Business School Private Equity and Venture Capital Program, and is a 1993 graduate of the Stanford Graduate School of Business Executive Program.

Francis Barton was appointed to the Company’s Board in August 2012.  From 2008 to present, Mr. Barton served as Chief Executive Officer in the consulting firm Barton Business Consulting LLC.  Prior to this, Mr. Barton served as the Executive Vice President and Chief Financial Officer of UTStarcom, Inc. from 2005 through 2008 and as a director from 2006 through 2008.  From 2003 to 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation.  From 2001 to 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of Broadvision Inc.  From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc.  From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation.  From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation’s Personal Computer Division.  Mr. Barton holds a B.S. in Interdisciplinary Studies with a concentration in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University.  Mr. Barton served on the board of directors of ON Semiconductor from 2008 to 2011.  Mr. Barton has served on the Board of Directors of SoSo Cards since January 2013.  He is also serving on the board of directors of Inventergy since January 2014, and is the Chairman of its Audit Committee, and a member of its Compensation, Governance and Nominating Committee.  Mr. Barton is also serving on the board of directors of Etubics, Inc and is chair of its Audit Committee and member of its Compensation, Governance and Nominating Committees.

Mr. Barton serves as the Chairman of the Audit Committee and as a member of the Governance, Compensation and Nominating Committee of the Company.  His experience as Executive Vice President and Chief Financial Officer as well as his extensive financial background qualify him for the position.

John R. Block has served as a member of the Company’s Board of Directors since October 2008.  From 1981 to 1986, Mr. Block served as United States Secretary of Agriculture under President Ronald Reagan.  He is currently an Illinois farmer and a Senior Policy Advisor to Olsson Frank Weeda Terman Bode Matz PC, an organization that represents the food industry, a position Mr. Block has held since January 2005.  From January 2002 until January 2005, he served as Executive Vice President at the Food Marketing Institute, an organization representing food retailers and wholesalers.  From February 1986 until January 2002, Mr. Block served as President of Food Distributors International.  Mr. Block is currently a member of the board of directors of Digital Angel Corporation and Metamorphix, Inc.  Mr. Block previously served on the board of directors of each of Deere and Co., Hormel Foods Corporation and Blast Energy Services, Inc.  Mr. Block received his Bachelor of Arts degree from the United States Military Academy.  His experience with agricultural commodities and his understanding of political affairs qualify him for the position.

Dr. Steven W. Hutcheson was appointed to the Company’s Board of Directors in July 2011.  From 1984 to present, Dr. Hutcheson served as a Professor for the University of Maryland in the Department of Molecular and Cell Biology.  He also served as Founder, Chief Executive Officer from 2006 to 2008 and Chief Technical Officer of Zymetis, Inc. until its acquisition by Aemetis on July 1, 2011.  Dr. Hutcheson received his A.B. in Biology from the University of California at Santa Cruz and his Ph.D. in Plant Physiology from the University of California at Berkeley.  Dr. Hutcheson also serves as a member of the Governance, Compensation and Nominating Committee.  His deep technical understanding of the impact of molecular and cell biology and his ability to assess the technical aspects of commercializing these microbes qualify him for the position.

Harold Sorgenti was appointed to the Company’s Board of Directors in November 2007.  Since 1998, Mr. Sorgenti has been the principal of Sorgenti Investment Partners, a company engaged in pursuing chemical investment opportunities.  Sorgenti Investment Partners acquired the French ethanol producer Societè d’Ethanol de Synthëse (SODES) in partnership with Donaldson, Lufkin & Jenrette in 1998.  Prior to forming Sorgenti Investment Partners, Mr. Sorgenti served as president of ARCO Chemical Company, including leadership of the 1987 initial public offering of the company.  Mr. Sorgenti is also the founder of Freedom Chemical Company.  Mr. Sorgenti is a former member of the board of directors of Provident Mutual Life Insurance Co. and Crown Cork & Seal.  Mr. Sorgenti received his B.S. in Chemical Engineering from City College of New York in 1956 and his M.S. from Ohio State University in 1959.  Mr. Sorgenti is the recipient of honorary degrees from Villanova, St. Joseph’s, Ohio State, and Drexel Universities.  His prior experiences leading a public chemical company, his knowledge of the chemical markets, and his prior service as a board member qualify him for the position.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has the following standing committees:  (1) Audit and (2) Governance, Compensation and Nominating.  The Board has adopted a written charter for both of these committees, copies of which can be found in the Investor Relations section of our website at www.aemetis.com.  The Board of Directors has determined that all members of both committees of the Board are independent under the applicable rules and regulations of NASDAQ and the SEC, as currently in effect.

The following chart details the current membership of each committee:

Name of Director	Audit	Governance, Compensation and Nominating
Harold Sorgenti	M	C
Francis Barton	C	M
John R. Block	M
Dr. Steven Hutcheson		M
M = Member
C = Chair

Audit Committee.

The Audit Committee (i) oversees our accounting, financial reporting and audit processes; (ii) appoints, determines the compensation of and oversees the independent auditors; (iii) pre-approves audit and non-audit services provided by the independent auditors; (iv) reviews the results and scope of audit and other services provided by the independent auditors; (v) reviews the accounting principles and practices and procedures used in preparing our financial statements; (vi) reviews our internal controls and (vi) oversees, considers and approves related party transactions.

The Audit Committee works closely with management and our independent auditors.  The Audit Committee also meets with our independent auditors without members of management present, on a quarterly basis, following completion of our auditors’ quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work.  The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

During 2015, Francis Barton, John R. Block and Harold Sorgenti served as members of the Audit Committee with Mr. Barton serving as Chairman.  Each of the Audit Committee members is an independent director within the meaning set forth in the rules of the SEC and NASDAQ, as currently in effect.  Our Board has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934 applicable to Audit Committee members.  In addition, the Board of Directors has determined that Mr. Barton is an “audit committee financial expert” as defined by SEC and NASDAQ rules, as currently in effect.

A copy of the Audit Committee’s written charter is available in the Investor Relations section of our website at www.aemetis.com.  The Audit Committee held four (4) meetings during fiscal year 2015.  Each director who is a member of the Audit Committee attended at least 75% of the aggregate number of meetings of the Audit Committee during fiscal year 2015.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2015.  In addition, the Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committee).  The Audit Committee also has received the written disclosures and the letter as required by the Public Company Accounting Oversight Board Rule 3526 “Communications with Audit Committees Concerning Independence” and the Audit Committee has discussed with the independent auditors the independence of that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s 2015 Annual Report.

Respectfully submitted by:

Francis Barton (Chair)
Harold Sorgenti
John R. Block

Governance, Compensation and Nominating Committee

The Governance, Compensation and Nominating Committee (i) reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation, evaluates the chief executive officer’s performance relative to goals and objectives and sets the chief executive officer’s compensation annually; (ii) makes recommendations annually to the Board with respect to non-chief executive officer compensation; (iii) considers and periodically reports on matters relating to the identification, selection and qualification of directors and candidates nominated to the Board and its committees; (iv) develops and recommends governance principles applicable to the Company and (v) oversees the evaluation of the Board and management from a corporate governance perspective.

During 2015, Francis Barton, Dr. Steven Hutcheson and Harold Sorgenti served as members of the Governance, Compensation and Nominating Committee with Mr. Sorgenti serving as Chairman.  Each current member of the Governance, Compensation and Nominating Committee is an independent director within the meaning set forth in the rules of the SEC and NASDAQ, as currently in effect, including after giving consideration to the factors specified in the NASDAQ listing rules for compensation committee independence.

The Governance, Compensation and Nominating Committee considers properly submitted stockholder recommendations for candidates for membership on the Board as described below under “Identification and Evaluation of Nominees for Directors.”  In evaluating such recommendations, the Governance, Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.  Any stockholder recommendations proposed for consideration by the Governance, Compensation and Nominating Committee should include the candidate’s name and qualifications for membership on the Board and should be addressed to the attention of our Corporate Secretary — re:  Stockholder Director Recommendation.

Director Qualifications.  The Governance, Compensation and Nominating Committee does not have any specific, minimum qualifications that must be met by a Governance, Compensation and Nominating Committee-recommended nominee, but uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board, including capability, availability to serve, diversity, independence and other factors.  Under these criteria, members of the Board should have the highest professional and personal ethics and values.  A director should have broad experience at the policy-making level in business, government, education, technology or public interest.  A director should be committed to enhancing stockholder value and should have sufficient time to carry out their duties, and to provide insight and practical wisdom based on their past experience.  A director’s service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform their director duties responsibly.  Each director must represent the interests of Aemetis stockholders.

Identification and Evaluation of Nominees for Directors.  The Governance, Compensation and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Governance, Compensation and Nominating Committee regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Governance, Compensation and Nominating Committee considers various potential candidates for director.  Candidates may come to the attention of the Governance, Compensation and Nominating Committee through current members of the Board, professional search firms, stockholders or other persons.  These candidates are evaluated at regular or special meetings of the Governance, Compensation and Nominating Committee, and may be considered at any point during the year.  The Governance, Compensation and Nominating Committee considers properly submitted stockholder recommendations for candidates for the Board.  In evaluating such recommendations, the Governance, Compensation and Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

A copy of the Committee’s written charter is available in the Investor Relations section of our website at www.aemetis.com.  In 2015, the Governance, Compensation and Nominating Committee held five (5) meetings.  Each director who is a member of the Governance, Compensation and Nominating Committee attended at least 75% of the aggregate number of meetings of the Committee during fiscal year 2015.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to our directors and all of our employees, including our Chief Executive Officer, Chief Financial Officer and any other principal financial officer, Controller and any other principal accounting officer, and any other person performing similar functions.  The Code of Business Conduct and Ethics is posted on our website at www.aemetis.com in the Governance section of our investor relations webpage.  The code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.  Aemetis will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer and any other principal financial officer, Controller and any other principal accounting officer, and any other person performing similar functions and relates to certain elements of the Code of Business Conduct and Ethics, including the name of the officer to whom the waiver was granted, on our website at www.aemetis.com, on our investor relations webpage.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2014, no member of the Governance, Compensation and Nominating Committee was an officer or employee of the Company or had any relationship requiring disclosure under “Certain Relationships and Related Transaction” below.  In addition, no member of the Governance, Compensation and Nominating Committee or executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Governance, Compensation and Nominating Committee.

Relationship of Compensation Practices to Risk Management

The Company has reviewed and considered all of its compensation plans and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Legal Proceedings

Mr. McAfee is a founding shareholder or principal investor in 12 publicly traded companies and approximately 20 private companies.  Mr. McAfee served as the vice chairman of the Board of Directors of Verdisys, Inc., a publicly traded company, in 2003.  To resolve potential litigation and to provide resolution of any issues, on July 28, 2006 Mr. McAfee and the SEC entered into a settlement agreement under which Mr. McAfee neither admitted nor denied causing any action by Verdisys, Inc. to fail to comply with Section 10(b) of the Exchange Act and Rule 10b-5 and agreed to a payment of $25,000.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders although directors are encouraged to attend annual meetings of Aemetis’ stockholders.  We did not have any directors at the annual meeting of stockholders during fiscal year 2015.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by submitting an email to investors@aemetis.com or by writing to us at Aemetis, Inc., Attention:  Investor Relations, 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.  Stockholders who would like their submission directed to a member of the Board may so specify.  The Corporate Secretary will review all communications.  All appropriate business-related communications as reasonably determined by the Corporate Secretary will be forwarded to the Board or, if applicable, to the individual director.

DIRECTOR COMPENSATION (2015)

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a director of Aemetis, Inc. for some portion or all of 2015.  Other than as set forth in the table and described more fully below, Aemetis, Inc. did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors.  All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(4) ($)	Option Awards(1)(3)(4) ($)	Total ($)

Harold Sorgenti	89,000	65,250	29,817	184,067
John R. Block	78,500	43,500	19,878	141,878
Dr. Steven Hutcheson	79,500	43,500	19,878	142,878
Francis Barton	104,750	65,250	29,817	199,817

———————
(1)
The amounts in this column represent the aggregate grant date fair value under ASC Topic 718.  The assumptions made when calculating the amounts in this table are found in Note 11 (Stock Based Compensation) of the Notes to Consolidated Financial Statements in our 2015 Annual Report filed with the SEC.

(2)	The Restricted Stock Awards issued pursuant to the 2007 Stock Option Plan.

(3)	The warrants were issued to directors and officers on December 10, 2015, subject to shareholder approval. See Proposal Four “Approval and Confirmation of Warrant Issuance,” below.

(4)	The following table shows for each named individual the aggregate number of shares subject to all outstanding stock awards and option/warrant awards held by that individual as of December 31, 2015.

Name	Number of Shares of Common Stock Subject to all outstanding options as of December 31, 2015	Number of Shares of Common Stock Subject to all outstanding warrants as of December 31, 2015
Harold Sorgenti	50,500	40,000
John R. Block	40,500	30,000
Dr. Steven Hutcheson	41,250	30,000
Francis Barton	70,500	40,000

In 2007, the Board adopted a director compensation policy pursuant to which each non-employee director is paid an annual cash retainer of $75,000 and a cash payment of $250 per Board or committee meeting attended telephonically and a cash payment of $500 per Board or committee meeting attended in person.  In addition, each non-employee director is initially granted an option exercisable for 100,000 shares of the Company’s common stock, which vests quarterly over two years subject to continuing services to the Company.  In addition, an annual cash retainer of $10,000 is paid to the chairman of the Governance, Compensation and Nominating Committee and an annual cash retainer of $20,000 is paid to the chairman of the Audit Committee.  In addition to the initial grant, each year all non-employee directors participate in additional grants of a combination of options and warrants based upon both their service to the Board and the overall size of the options and warrants provided to employees.

VOTE REQUIRED

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board.  Abstentions and broker non-votes will have no effect on the election of directors.  Proxies may not be voted for a greater number of persons than the number of nominees named.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FIVE (5) NOMINEES.

NOTE REGARDING PROPOSALS TWO AND THREE

Proposals No. 2 and 3 pertain to amending the Company’s Articles of Incorporation.  The Board has unanimously adopted the Articles Amendment as set forth on Exhibit A and is submitting for stockholder approval the provisions to be amended.  The Articles Amendment, including only those amendments approved by the stockholders, will become effective upon filing with the Secretary of State of the State of Nevada, which we intend to do promptly upon approval of one or both of the proposed amendments at the Annual Meeting.  Neither of these proposals is conditioned on the approval of the other proposal, so a negative vote on one proposal will not affect the vote on the other proposal

PROPOSAL TWO:

APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DEIRECTORS INTO THREE CLASSES

The Board has unanimously adopted a resolution proposing an amendment adding a new section to the Company’s Articles of Incorporation that classifies the Board into three classes with staggered terms of office (such amendment, the "Classified Board Amendment").

As of March 4, 2016, the Board consists of a single class of five directors.  All of the Company’s directors are elected at each Annual Meeting of Stockholders.  If approved, the Classified Board Amendment would classify the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.  However, for the initial terms immediately following the division of the Board into three classes, directors would be assigned terms of one, two or three years, as described below.

The directors initially elected in Class I (Messrs. McAfee and Barton) would serve until the 2019 Annual Meeting of Stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.  The directors initially elected in Class II (Mr. Sorgenti and Dr. Hutcheson) would serve until the 2018 Annual Meeting of Stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.  The director initially elected in Class III (Mr. Block) would serve until the 2017 Annual Meeting of Stockholders, or until his successor has been elected and qualified, or until his earlier death, resignation, retirement or removal.

If Proposal No. 2 is approved, beginning with the election of directors to be held at the 2017 Annual Meeting of Stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

If the stockholders approve Proposal No. 2 at the Annual Meeting, Article 8 of the Company’s Articles of Incorporation will be amended and restated in its entirety to read as set forth below:

ARTICLE 8.  DIRECTORS.  The members of the governing board shall be styled directors.  The number of directors may be increased or reduced in the manner provided for in the Bylaws of the Corporation.  The board shall be classified, with respect to the time for which the directors severally hold office, into three classes, as nearly equal in number as possible, the first class, designated “Class I,” to hold office for a term of three (3) years, initially, expiring at the annual meeting of stockholders to be held in 2019, the second class, designated “Class II,” to hold office for a term of two (2) years, initially, expiring at the annual meeting of stockholders to be held in 2018, and the third class, designated “Class III,” to hold office for a term of one (1) year, initially, expiring at the annual meeting of stockholders to be held in 2017, with members of each class to hold office until their successors are elected and qualified or until their earlier death, resignation, retirement or removal. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  If the number of directors which constitutes the whole board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equally as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that coincides with the remaining term of that class, but in no event shall a decrease in such number of directors shorten the term of any incumbent director. Any director chosen to fill a vacancy not resulting from an increase in the number of directors shall hold office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until such director’s earlier death, resignation, retirement or removal.

BACKGROUND

The Classified Board Amendment is designed to assure continuity and stability in the Board’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations.  The Company has not experienced continuity problems in the past and the Board wishes to ensure that the Board’s past continuity will continue.  The Board believes that the stability in the Board’s leadership and policies in the past has helped to promote the creation of long-term stockholder value.  The Board also believes that the Classified Board Amendment will assist the Board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board.

To preserve the classified board structure, the Classified Board Amendment also provides that a director elected by the Board to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

Unless a director is removed or resigns, three annual elections would be needed to replace all of the directors on the classified Board.  The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board.  If this Proposal No. 2 is approved, these provisions will be applicable to each annual election of drectors, including the elections following any change of control of the Company.

POTENTIAL ANTI-TAKEOVER EFFECTS

The Classified Board Amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding common stock.  Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company.  Thus, the Classified Board Amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests.  Further, the Classified Board Amendment will make it more difficult for stockholders to change the majority composition of the Board, even if the stockholders believe such a change would be desirable.  Because of the additional time required to change the control of the Board, the Classified Board Amendment could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over the Company, the Board believes that by forcing potential bidders to negotiate with the Board for a change of control transaction, the Board will be better able to maximize stockholder value in any change of control transaction.

The Company is not aware of any present or threatened third-party plans to gain control of the Company, and the Classified Board Amendment is not being recommended in response to any such plan or threat.  Rather, the Board is recommending the Classified Board Amendment as part of its periodic review of the Company’s key governance mechanisms and to assist in assuring fair and equitable treatment for all of the Company’s stockholders in hostile takeover situations.  The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

VOTE REQUIRED

Proposal No. 2 must be approved by the affirmative vote of a majority of the shares entitled to vote thereon.  Abstentions and broker non-votes will be counted as a vote “AGAINST” this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS VOTING “FOR” THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES.

PROPOSAL THREE:

APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION TO
ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

The Board has unanimously adopted a resolution proposing an amendment to the Company's Articles of Incorporation eliminating the ability of stockholders to act by written consent (such amendment, the "Written Consent Amendment").

Pursuant to the Nevada Revised Statutes, unless otherwise provided in the Articles of Incorporation or the Bylaws of the Company, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding the voting power required for such an action at a meeting.  The Company’s Articles of Incorporation do not currently address stockholder action by written consent, and the Company’s Bylaws currently authorize stockholder action by written consent.  Consequently, the holders of the requisite number of shares of the Company’s common stock currently may take action without notice, without a meeting and without a stockholder vote.  If adopted, the proposed Written Consent Amendment will eliminate the ability of stockholders to act by written consent so that that any action of stockholders must be taken at a duly called annual or special meeting of stockholders.

If the stockholders approve Proposal No. 3 at the Annual Meeting, a new subsection (E) of Article 10 of the Company’s Articles of Incorporation will be added to read as set forth below:

E.           Stockholder Voting.  Action required or permitted to be taken at a meeting of the stockholders of the Corporation may not be taken by consent or consents in writing in lieu of meeting.

The complete text of the proposed Articles Amendment adopted by the Board, which incorporates the Written Consent Amendments, is attached hereto as Exhibit A.

Further, the Board has adopted, subject to stockholder approval of this Proposal No. 3 at the Annual Meeting, Amended and Restated Bylaws of the Company to make conforming changes.

The proposed Written Consent Amendment will prevent stockholders from taking action other than at an annual or special meeting of stockholders.  The Company’s Bylaws provide that only the Board, the President or stockholders entitled to exercise a majority of the voting power of the Company may call special meetings of the Company’s stockholders.  Consequently, if Proposal No. 3 is approved, the Company’s stockholders would no longer have the ability to take corporate action between annual meetings of stockholders without the approval of the Company’s Board, the Chief Executive Officer or stockholders entitled to exercise a majority of the voting power of the Company.

BACKGROUND

This Written Consent Amendment is designed to give all of the Company’s stockholders the opportunity to participate in determining any proposed action of stockholders and to allow the Board the opportunity to give advance consideration to, and to give the stockholders its recommendation with respect to, any such proposed action.  We believe that it is appropriate to prevent the holders of a majority of outstanding voting securities from potentially taking unannounced action and from using the written consent procedure to take action affecting the rights of all of the Company’s stockholders without such action being fully considered by all of the Company’s stockholders with the benefit of the knowledge, advice and participation of the company’s management and Board of Directors at a formal meeting of stockholders.  The proposed amendments are also intended to protect the Company and its stockholders from unfair or coercive takeover tactics.  As part of a hostile takeover attempt, hostile bidders often attempt to force a response by a target company through threats or attempts to secure stockholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or stockholder proposal is in the best interests of the stockholders of the target company.  The proposed amendments are intended to eliminate the Company’s vulnerability to such tactics and to ensure that appropriate takeover bids can be considered in a deliberate, proper and fully informed manner.

POTENTIAL ANTI-TAKEOVER EFFECTS

The elimination of stockholders’ ability to act by written consent could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable.  The Written Consent Amendment, if approved, may be disadvantageous to stockholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board but which a majority of the stockholders may deem to be in their best interests.

Although this proposal could make it more difficult for a hostile bidder to acquire control over the Company the Board believes that by forcing potential bidders to negotiate with the Board for a change of control transaction, the Board will be better able to maximize stockholder value in any change of control transaction.

The Company is not aware of any present or threatened third-party plans to gain control of the Company, and the Written Consent Amendment is not being recommended in response to any such plan or threat.  Rather, the Board is recommending the Written Consent Amendment as part of its periodic review of the Company’s key governance mechanisms and to assist in assuring fair and equitable treatment for all of the Company’s stockholders in hostile takeover situations.  The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

VOTE REQUIRED

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares entitled to vote thereon.  Abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO ELIMIATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

PROPOSAL FOUR:

APPROVAL AND CONFIRMATION OF WARRANT ISSUANCE

On December 10, 2015, the Governance, Compensation and Nominating Committee of the Board approved grants of warrants (the “Warrants”) to certain executive officers and members of the Board (the “Holders”) in the following amounts:

Shares of Common Stock
Name		Underlying Warrants	Vesting
Francis Barton		15,000 Warrants	Fully vested
John R. Block		10,000 Warrants	Fully vested
Steven Hutcheson		10,000 Warrants	Fully vested
Harold Sorgenti		15,000 Warrants	Fully vested
Andy Foster		20,000 Warrants	8.33% per quarter
Sanjeev Gupta		20,000 Warrants	8.33% per quarter
Todd Waltz		20,000 Warrants	8.33% per quarter
	Total:	110,000 Warrants

Each Warrant, pursuant to its terms, entitles the Holder to purchase shares of the Company’s common stock (the “Shares”), at an exercise price of $2.59 per Share.  As of February 25, 2016, the market value of a Share was $1.60 per Share.  The Warrants issued to Messrs. Barton, Block, Hutcheson and Sorgenti were fully vested upon issuance and the Warrants issued to Messrs. Foster, Gupta and Waltz will vest on a schedule of installments of 8.33% of the total grant every three months, beginning on the date of grant, subject to each of the Holder’s continuing in service to the Company.  The Warrants expire ten years from the date of their original issuance and are exercisable, in whole or in part, any time after the issuance of the Warrants has been approved by the Company’s stockholders, subject to any applicable time-based vesting.  Each grant of Warrants is subject to approval by the Company’s stockholders and will terminate if stockholder approval is not obtained by December 9, 2016.

The Warrants provide for customary adjustments to the exercise price and the number of shares issuable upon exercise due to future corporate events such as stock splits, stock dividends or reclassification events. In the case of certain fundamental transactions affecting the Company, the Holders, upon exercise of the Warrants after such fundamental transaction, have the right to receive, in lieu of Shares, the same amount and kind of securities, cash or property such Holder would have been entitled to receive upon the occurrence of the fundamental transaction had the Warrants been exercised immediately prior to such fundamental transaction.

The Governance, Compensation and Nominating Committee of the Board believes that the grants of the Warrants are an integral part of the Company’s compensation plan, necessary to attract and retain qualified directors and officers, and in addition help to align such individuals’ economic interests with the long-term performance of the Company.  Consequently, the Board has recommended that the issuance of the Warrants be presented to the stockholders of the Company for their approval and confirmation.

VOTE REQUIRED

Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.  Abstentions and broker non-votes will be counted as vortes “AGAINST” this proposal.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND CONFIRMATION OF THE ISSUANCE OF WARRANTS TO BOARD MEMBERS AND MANAGEMENT.

PROPOSAL FIVE:

RATIFICATION OF AUDITORS

The Board has selected RSM US LLP as independent auditor, to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015.  The Board recommends that stockholders vote for ratification of such appointment.  Although ratification by stockholders is not required by law nor binding on the Board, the Board has determined that it is desirable to request ratification of this selection by the stockholders.  Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interest of the Company and it stockholders.  In the event of a negative vote on ratification, the Board will reconsider its selection.  The aggregate fees billed for services rendered by RSM US LLP during the years ended December 31, 2015 and 2014 are described below under the caption “Principal Accountant Fees and Services.”  Representatives of RSM US LLP will be present at the annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accountant Fees and Services

Auditor Fee and Services in Fiscal Years 2015 and 2014

RSM US LLP was appointed as our registered independent public accountant on May 21, 2012.  The fees billed by RSM US LLP for the audits of the 2015 and 2014 financial statement are as follows:

	2015	2014
Audit Fees	$270,000	$345,000
Audit-Related Fees	--	42,000
Total Audit and Audit-Related Fees	270,000	387,000
All Other Fees	--	--

Total	$270,000	$387,000

Audit Fees consist of fee billed for professional services rendered for the audit of the company’s consolidated annual financial statements and the audit of internal controls, and review of the interim consolidated financial statements included in quarterly reports and services that normally provided by RSM US LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of assistance provided with respect to SEC comment letters, securities offerings and complex accounting transactions, including stock compensation expense, tax impacts of acquisitions, modifications and extinguishment accounting for debt, beneficial conversion feature account, and warrant liability accounting.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”).  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm.  Pre-approval is detailed as to the particular service to category of services and is generally subject o a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In assessing request for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

In fiscal years 2015 and 2014, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” and “All Other Fees” that were billed by RSM US LLP were approved by the Audit Committee in accordance with SEC requirements.

VOTE REQUIRED

Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.  Abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

The following table sets forth the name, age as of March 2, 2016 and position of our named executive officers for 2015.

Name	Age	Position
Eric A. McAfee	53	Chief Executive Officer and Chairman of the Board
Todd A. Waltz	54	Executive Vice President, Chief Financial Officer and Secretary
Andrew B. Foster	50	Executive Vice President and Chief Operating Officer
Sanjeev Gupta	56	Executive Vice President and Managing Director, Chairman and President of Universal Biofuels Private, Ltd.

The information provided below is biographical information about each named executive officer, excluding Mr. McAfee.  For information concerning Mr. McAfee, see “Nominees” above.

Andrew B. Foster has served as Executive Vice President of Aemetis, Inc. and President and Chief Operating Officer of Aemetis Advanced Fuels Keyes, Inc., a wholly-owned subsidiary of the Company, since June 2008.  Mr. Foster joined American Ethanol in March 2006.  Mr. Foster served as Vice President of Corporate Marketing for Marimba, Inc., an enterprise software company, which was acquired by BMC Software in July 2004.  From July 2004 until April 2005, Mr. Foster served as Vice President of Corporate Marketing for the Marimba product line at BMC.  In April 2005, Mr. Foster was appointed Director of Worldwide Public Relations for BMC and served in that capacity until December 2005.  From May 2000 until March 2003, Mr. Foster served as Director of Corporate Marketing for eSilicon Corporation, a fabless semiconductor company.  Mr. Foster also served as Associate Director of Political Affairs at the White House from 1989 to 1992, and Deputy Chief of Staff to Illinois Governor Jim Edgar from 1995 to 1998.  Mr. Foster holds a Bachelor of Arts degree in Political Science from Marquette University in Milwaukee, Wisconsin.

Sanjeev Gupta has served as Executive Vice President of Aemetis, Inc. since October 2009 and as the Managing Director, Chairman and President of the Company’s wholly-owned Indian biodiesel subsidiary, Universal Biofuels Private, Ltd. (“UBPL”) since 2009.  Mr. Gupta joined Aemetis, Inc. in September 2007 as an executive with the Company’s marketing subsidiary, Biofuels Marketing, Inc. and managed the completion of construction of the Company’s biodiesel production facility in Kakinada, India.  Mr. Gupta received an MBA degree from the Faculty of Management Studies, University of Delhi and holds a Bachelor of Science degree (honors) from the University of Delhi.

Todd A. Waltz has served as our Executive Vice President, Chief Financial Officer and Secretary since March 2010.  From 2007 until March 2010, Mr. Waltz served as the Company’s Corporate Controller.  From 1994 to 2007, Mr. Waltz served in a variety of senior financial management roles with Apple, Inc. in Cupertino, CA.  Prior to Apple, Mr. Waltz worked with Ernst & Young.  Until November 2013, Mr. Waltz served as Chief Executive Officer and sole Board member of Vision Global Solutions, Inc. (OTC:  VIGS).  Mr. Waltz is a Certified Public Accountant (inactive) in the state of California.  Mr. Waltz holds a Bachelor of Arts degree from Mount Union College, an MBA from Santa Clara University and a Master of Science degree in Taxation from San Jose State University.

Each executive officer is chosen by the Board and holds office until a successor has been elected and qualified or until such officer’s earlier death, resignation or removal.

SUMMARY COMPENSATION (2015)

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities for the fiscal years 2014 and 2015 to the named executive officers, which includes (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, and (iii) the Company’s other two most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/ Warrant Awards(1) ($)	Total Compensation ($)
Eric A. McAfee, Chief (2) Executive Officer	2015	250,000	-	-	250,000
	2014	180,000	-	-	180,000

Todd A. Waltz, Chief Financial Officer	2015	230,000	16,000	90,085	336,085
	2014	180,000	23,500	55,497	258,997

Andrew B. Foster, Executive Vice President	2015	210,000	16,000	90,085	316,085
	2014	180,000	23,500	44,819	248,319

Sanjeev Gupta, Executive Vice President	2015	210,000	16,000	90,085	316,085
	2014	180,000	23,500	55,497	258,997

———————
(1)
These amounts reflect the value determined by the Company for accounting purposes for these awards with respect to the current fiscal year and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options or warrants).  This column represents the aggregate grant date fair value of stock options and warrants granted during fiscal years 2015, 2014 and 2013 to each of the named executive officers, in accordance with ASC Topic 718 Compensation.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  The assumptions made when calculating the amounts in this column are found in Note 11 (Stock Based Compensation) of the Notes to Consolidated Financial Statements in Part II, Item 8 of the 2015 Annual Report filed with the SEC.

(2)	Mr. McAfee’s compensation is solely for his services as an Executive Officer and he does not receive any compensation for his services as Chairman of the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2015)

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal year 2015, as adjusted to reflect the impact of the reverse stock split on May 15, 2014.

		Option/Warrant Awards
Name	Award Date	No. of Securities underlying unexercised options/ warrants (#) exercisable	No. of securities underlying unexercised options/ warrants (#) unexercisable	Option/ warrant exercise price ($)	Option/ warrant expiration date
Todd A. Waltz	12/10/15	-	20,000 (4)	2.59	12/10/25
	5/21/15	3,333 (2)	16,667 (2)	4.35	5/21/22
	12/15/14	3,333 (2)	6,667 (2)	4.66	12/15/19
	03/13/14	8,750 (2)	6,250 (2)	4.20	3/12/19
	08/02/13	30,000 (3)	-	4.00	8/3/18
	03/14/13	27,500 (2)	2,500 (2)	6.50	3/13/18
	11/05/12	30,000 (2)	-	5.50	11/05/17

Andrew B. Foster	12/10/15	-	20,000 (4)	2.59	12/10/25
	5/21/15	3,333 (2)	16,667 (2)	4.35	5/21/22
	12/15/14	3,333 (2)	6,667 (2)	4.66	12/15/19
	03/13/14	5,834 (2)	4,166 (2)	4.20	3/12/19
	08/02/13	15,000 (3)	-	4.00	8/3/18
	03/14/13	9,167 (2)	833 (2)	6.50	3/13/18
	11/05/12	30,000 (2)	-	5.50	11/05/17
	7/17/07	30,000 (1)	-	30.00	7/16/17

Sanjeev Gupta	12/10/15	-	20,000 (4)	2.59	12/10/25
	5/21/15	3,333 (2)	16,667 (2)	4.35	5/21/22
	12/15/14	3,333 (2)	6,667 (2)	4.66	12/15/19
	03/13/14	8,750 (2)	6,250 (2)	4.20	3/12/19
	08/02/13	30,000 (3)	-	4.00	8/3/18
	03/14/13	27,500 (2)	2,500 (2)	6.50	3/13/18
	11/05/12	30,000 (2)	-	5.50	11/05/17

———————
(1)	Option fully vested on the date of grant.
(2)	One-twelfth (1/12) of the shares subject to the option vest every three months following the date of grant.
(3)	Warrants fully vested on the date of grant.
(4)	One-twelfth (1/12) of the shares subject to the option vest every three months following the date of grant.

OPTION EXERCISES AND STOCK VESTED (2015)

The following table shows all option exercises by the named executive officers during fiscal year 2015.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Todd A. Waltz	90,000	201,539
Andrew B. Foster	10,000	20,638
Sanjeev Gupta	10,000	18,200

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We are party to the following agreements with our named executive officers:

Eric A. McAfee

Effective September 1, 2011, the Company entered into an Employment Agreement with Mr. McAfee in connection with his continuing responsibilities as Chief Executive Officer.  Under Mr. McAfee’s employment agreement, he receives an annual salary of $250,000 per year.  Effective January 1, 2015, the Governance, Compensation and Nominating Committee approved an increase in his annual salary from $180,000 per year to $250,000 per year.  In addition, Mr. McAfee is entitled to an annual cash bonus in an amount determined by the Board of Directors based upon attainment of certain performance milestones as determined by the Board from time to time.  During 2015, Mr. McAfee requested that his portion of the bonus be paid to members of his management team.  The initial term of Mr. McAfee’s employment agreement was for three years with automatic one-year renewals thereafter, unless terminated by either party on sixty days’ notice prior to the end of the then-current period.

If, prior to a Change in Control (as defined in the agreement), Mr. McAfee is terminated other than for Cause (as defined in the agreement) or as a result of his death or Total Disability (as defined in the agreement) or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. McAfee is entitled to receive severance benefits of (i) cash payments equal to his then-current base salary for a period of six (6) months payable in accordance with the Company’s normal payroll practices, and (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of six (6) months following the date of termination or until such time as Mr. McAfee is covered under another employer’s group policy for such benefits.  If, on or following a Change in Control, Mr. McAfee’s employment is Constructively Terminated or involuntarily terminated other than for Cause, death or Total Disability, then provided he signs a release of claims, in addition to the severance benefits provided above, all of his then unvested restricted stock or stock options shall become immediately vested.

Todd A. Waltz

On March 15, 2010, the Company entered into an Employment Agreement with Mr. Waltz to serve as the Company’s Chief Financial Officer.  Under Mr. Waltz’ employment agreement, Mr. Waltz receives an annual salary of $230,000 per year.  Effective January 1, 2015, the Governance, Compensation and Nominating Committee approved an increase in his annual salary from $180,000 per year to $230,000 per year.  Mr. Waltz is entitled to an annual bonus of up to $50,000.  The initial term of Mr. Waltz’s employment agreement was for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

If, prior to a Change in Control (as defined in the agreement), Mr. Waltz is terminated other than for Cause (as defined in the agreement) or as a result of his death or Total Disability (as defined in the agreement) or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. Waltz is entitled to severance benefits of (i) cash payments equal to his monthly base salary for a period of three (3) months payable in accordance with the Company’s normal payroll practices, and (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of three (3) months following the date of termination or until such time as Mr. Waltz is covered under another employer’s group policy for such benefits.  If, on or following a Change of Control, Mr. Waltz’s employment is Constructively Terminated or involuntarily terminated other than for Cause, death or Total Disability, then provided he signs a release of claims, in addition to the severance benefits provided above, all of his then unvested restricted stock or stock options shall become immediately vested.

Andrew B. Foster

On May 22, 2007, the Company entered into an Employment Agreement with Mr. Foster to serve as the Company’s Executive Vice President and Chief Operating Officer.  Under Mr. Foster’s employment agreement, Mr. Foster receives an annual salary of $210,000 per year.  Effective January 1, 2015, the Governance, Compensation and Nominating Committee approved an increase in his annual salary from $180,000 per year to $210,000 per year.  Mr. Foster is entitled to a discretionary annual bonus of up to $50,000.  The initial term of Mr. Foster’s employment agreement was for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.  In addition, in connection with the execution of his employment agreement, the Company granted Mr. Foster an option to purchase a total of 300,000 shares of common stock with an exercise price equal to the fair market value on the date of grant.

If, prior to a Change in Control (as defined in the agreement), Mr. Foster is terminated other than for Cause (as defined in the agreement) or as a result of his death or Total Disability (as defined in the agreement) or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. Foster is entitled to severance benefits of (i) cash payments equal to his monthly base salary for a period of three (3) months payable in accordance with the Company’s normal payroll practices, and (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of three (3) months following the date of termination or until such time as Mr. Foster is covered under another employer’s group policy for such benefits.  If, on or following a Change of Control, Mr. Foster’s employment is Constructively Terminated or involuntarily terminated other than for Cause, death or Total Disability, then provided he signs a release of claims, in addition to the severance benefits provided above, all of his then unvested restricted stock or stock options shall become immediately vested.

Sanjeev Gupta

On September 5, 2007, the Company entered into an Employment Agreement with Mr. Gupta to serve as the Company’s Executive Vice President and Chief Operating Officer.  Under Mr. Gupta’s employment agreement, Mr. Gupta receives an annual salary of $210,000 per year.  Effective January 1, 2015, the Governance, Compensation and Nominating Committee approved an increase in his annual salary from $180,000 per year to $210,000 per year.  Mr. Gupta is entitled to a discretionary annual bonus of up to $50,000.  The initial term of Mr. Gupta’s employment agreement was for three years with automatic one-year renewals, unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

If, prior to a Change in Control (as defined in the agreement), Mr. Gupta is terminated other than for Cause (as defined in the agreement) or as a result of his death or Total Disability (as defined in the agreement) or is Constructively Terminated (as defined in the agreement), then provided he signs a release of claims, Mr. Gupta is entitled to severance benefits of (i) cash payments equal to his monthly base salary for a period of three (3) months payable in accordance with the Company’s normal payroll practices, and (ii) company-paid health, dental, and vision insurance coverage for him and his dependents until the earlier of three (3) months or until such time as Mr. Gupta is covered under another employer’s group policy for such benefits.  If, following a Change of Control, Mr. Gupta’s employment is Constructively Terminated or involuntarily terminated other than for Cause, death or Total Disability, then provided he signs a release of claims, in addition to the severance benefits provided above, all of his then unvested restricted stock or stock options shall become immediately vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (2015)

The following table quantifies the estimated payments and benefits that would be provided to each named executive officer upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2015, pursuant to those arrangements described above in detail under the heading “Employment Contracts and Termination of Employment and Change-In-Control Arrangements.”  The values related to vesting of stock options and awards are based upon the fair market value of our common stock of $2.90 per share as reported on the NASDAQ Global Market on December 31, 2015, the last trading day of our fiscal year.  Actual payments made at any future date would vary, including based upon the amount the named executive officer would have accrued under the applicable benefit or compensation plan as well as based upon the price of our common stock.

Name	Category of Benefit	Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)	Termination Without Cause or Constructive Termination in Connection with or after a Change in Control ($)
Eric A. McAfee	Salary	125,000	125,000
	COBRA	-
	Equity Acceleration	-
	Total	125,000	125,000

Todd A. Waltz	Salary	57,500	57,500
	COBRA	5,599	5,599
	Equity Acceleration	-	6,200
	Total	63,099	69,299

Andrew B. Foster	Salary	52,500	52,500
	COBRA	4,768	4,768
	Equity Acceleration	-	6,200
	Total	57,268	63,468

Sanjeev Gupta	Salary	52,500	52,500
	COBRA	7,827	7,827
	Equity Acceleration	-	6,200
	Total	60,327	66,527
———————

EQUITY COMPENSATION PLANS

The Company’s shareholders approved the Company’s Amended and Restated 2007 Stock Plan (“2007 Stock Plan”) at the Company’s 2010 Annual Shareholders Meeting.  The Company’s shareholders further approved amending the plan at the 2014 Annual Shareholders Meeting.  On July 1, 2011, the Company acquired the Zymetis 2006 Stock Plan (“2006 Stock Plan”) pursuant to the acquisition of Zymetis, Inc. and gave Zymetis option holders the right to convert shares into Aemetis common stock at the same terms as the 2006 Plan.  During November 2012, the Company issued options to directors and consultants outside the 2006 Stock Plan and 2007 Stock Plan.  The options are exercisable at $5.50 per share and expire November 2017.  During 2015, the company established an equity inducement plan pursuant to which 100,000 shares were made available specifically to attract human talent.  During December 2015, the Company issued options to directors and executive officers outside the existing stock plans.  The following table provides information about 2007 Stock Plan, 2006 Stock Plan and the compensatory warrants and options as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders(1)	865,600	5.85	19,713
Equity in the form of warrants issued to officers, directors and employees not approved by security holders	325,000	3.52	—
Equity in the form of options issued to directors and consultants not approved by security holders	89,250	5.50	—
Equity in the form of options issued to new hire employees not approved by security holders	25,000	3.88	75,000
Total	1,304,850		94,713

———————
(1)	Shares from the 2006 Stock Plan and the 2007 Stock Plan.
(2)	Amount consists of shares available for future issuance under the 2006 Plan and 2007 Plan.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.

COMPENSATION COMMITTEE REPORT

The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Governance, Compensation and Nominating Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s proxy statement for the 2016 Annual Meeting of Stockholders.

Respectfully submitted,

Governance, Compensation and Nominating Committee

Harold Sorgenti (Chair)
Francis P. Barton
Dr. Steven W. Hutcheson

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 22, 2016, regarding the beneficial ownership of each class of our voting stock, including (a) each stockholder who is known by the Company to own beneficially in excess of 5% of each class of our voting stock; (b) each director; (c) the Company’s named executive officers; and (d) the Company’s executive officers and directors as a group.  Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock.  The percentage of beneficial ownership of common stock is based upon 19,649,429 shares of common stock outstanding as of February 22, 2016.  The percentage of beneficial ownership of Series B preferred stock is based upon 1,398,394 shares of Series B preferred stock outstanding as of February 22, 2016.  Unless otherwise identified, the address of the directors and officers of the Company is 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.

	Common Stock		Series B Preferred Stock
Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers & Directors
Eric A. McAfee (1)	3,301,548	16.80%	-	*
Francis Barton(2)	124,001	*	-	*
John R. Block (3)	104,672	*	-	*
Dr. Steven Hutcheson (4)	282,217	1.43%	-	*
Harold Sorgenti (5)	133,512	*	-	*
Andrew Foster (6)	109,404	*	-	*
Sanjeev Gupta (7)	173,421	*	-	*
Todd A. Waltz (8)	277,902	1.41%	-	*
All officers and directors as a group (8 Persons)	4,506,677	22.21%	-	*

5% or more Holders
Third Eye Capital (9) 161 Bay Street, Suite 3930 Toronto, Ontario M5J 2S1	1,873,165	9.53%	-	*
Laird Cagan (10) 20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014	1,671,082	8.53%	-	*
Mahesh Pawani Villa No. 6, Street 29, Community 317, Al Mankhool, Dubai, United Arab Emirates	53,542	*	400,000	24.12%
Frederick WB Vogel 1660 N. La Salle Drive, Apt 2411 Chicago, Illinois 60614	43,844	*	408,332	24.62%

———————

(1)    Includes 3,301,548 shares held by McAfee Capital, LLC, a company owned by Mr. McAfee.  McAfee Capital has directly or indirectly pledged all of these shares as security for Third Eye Capital debt arrangements.February 22, 2016

(2) Includes 30,000 shares held by Mr. Barton and 54,001 shares issuable pursuant to options exercisable within 60 days of February 22, 2016 and 40,000 common stock warrants fully exercisable.

(3) Includes 34,462 shares held by Mr. Blcok and 40,201 shares issuable pursuant to options exercisable within 60 days of February 22, 2016, and 30,000 common stock warrants fully exercisable.

(4) Includes 215,757 shares held by Dr. Hutcheson and 36,460 shares issuable pursuant to options exercisable within 60 days of February 22, 2016 and 30,000 common stock warrants fully exercisable.

(5) Includes 44,511 shares held by Mr. Sorgenti and 44,001 shares issuable pursuant to options exercisable within 60 days of February 22, 2016, and 40,000 common stock warrants fully exercisable.

(6) Includes 5,235 shares held by Mr. Foster and 89,169 shares issuable pursuant to options exercisable within 60 days of February 22, 2016, and 15,000 fully exercisable common stock warrants.

(7) Includes 60,920 shares held by Mr. Gupta, 82,501 shares issuable pursuant to options exercisable within 60 days of February 22, 2016, and 30,000 fully exercisable common stock warrants.

(8) Includes 165,401 shares held by Mr. Waltz, 82,501 shares issuable pursuant to options exercisable within 60 days of February 22, 2016 and 30,000 fully exercisable common stock warrants.

(9)    Includes 1,151,373 shares held by RBC Dexia Investor Services Trust, held in Trust for Account 110-455-262 and Sprott Private Credit Fund, LP, a corporation residing in Canada.  Third Eye Capital funds beneficially own 708,459 shares of common stock, and 13,333 common stock warrants fully exercisable.

(10) Includes (i) 1,648,114 shares held by Cagan Capital, LLC, a company owned by Mr. Cagan; (ii) 22,968 shares held by Mr. Cagan individually; and 5,311 fully exercisable common stock warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.  Based upon a review of those forms and representations regarding the need for filing Forms 5, we believe during the year ended December 31, 2015 that each of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements except with respect to the following executive officers, directors and greater than 10% shareholders that filed late reports and/or did not report transactions on a timely basis as follows:

Mr. Foster has 1 late report.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Aemetis, Inc. during and with respect to fiscal year 2015 and the written representations of its directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are transactions entered into in fiscal years 2015 and 2014 and any currently proposed transaction, (i) in which the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Governance, Compensation and Nominating Committee is responsible for reviewing and approving in advance any proposed related person transactions.  The Governance, Compensation and Nominating Committee is also responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such policies.

The Company owes Eric McAfee and McAfee Capital, solely owned by Eric McAfee, amounts of $0.4 million each period in connection with employment agreements and expense reimbursements, which are included in accrued expenses and accounts payable on the balance sheet as of December 31, 2015 and 2014.  For the years ended December 31, 2015 and 2014, the Company expensed $0.1 million and $0.2 million, respectively, to reimburse actual expenses incurred for McAfee Capital and related entities. The Company prepaid $0.2 million to Redwood Capital, a company controlled by Eric McAfee, for the Company’s use of flight time on a corporate jet. As of December 31, 2015, $0.1 million remained as a prepaid expense.

As consideration for the reaffirmation of guaranties required by Amendment No.11 and Amendment No.8 to the Notes which we entered with Third Eye Capital on August 6, 2015 and November 7, 2014, the Company also agreed to pay $0.2 million each in consideration to Mr. McAfee and McAfee Capital in exchange for their willingness to provide the guaranties. As part of these Guarantee fee agreements, $0.2 million each were paid as of December 31, 2015 and 2014.

The Company owes various Board Members amounts totaling $1.6 million and $1.7 million each as of December 31, 2015 and 2014, respectively, in connection with board compensation fees, which are included in accounts payable on the balance sheet.  For each of the years ended December 31, 2015 and 2014, the Company expensed $0.4 million each year then ended, in connection with board compensation fees.

On July 6, 2012, Aemetis, Inc. and Aemetis Advanced Fuels Keyes, Inc., entered into an Amended and Restated Note Purchase Agreement with Third Eye Capital.  Third Eye Capital extended credit in the form of (i) senior secured revolving loans in an aggregate principal amount of $18.0 million (“Revolving Credit Facility”); (ii) senior secured term loans in the principal amount of $10.0 million to convert the Revenue Participation agreement to a Note (“Revenue Participation Term Notes”); and (iii) senior secured term loans in an aggregate principal amount of $15.0 million (“Acquisition Term Notes”) used to fund the cash portion of the acquisition of Cilion, Inc. After this financing transaction, Third Eye Capital obtained sufficient equity ownership in the Company to be considered a related party. Please refer to Note Payable - Note 5 for more information on the transactions with Third Eye Capital.

The Company’s senior lender, Third Eye Capital, acting as Agent for the Purchasers (Third Eye Capital), beneficially own approximately 10% of Aemetis’s common stock.  For the years ending December 31, 2015 and 2014 Third Eye Capital has received cash principal payments of $0.4 and $21.2 million, respectively, cash interest payments of $0 and $6.5 million, respectively, and accrued interest including extension, waiver, PIK, and amendment fees of $12.7 and $10.4 million, respectively.  During 2015 the company repurchased 1.6 million shares of common stock from Third Eye Capital at a purchase price of $7.5 million.

On March 12, 2015, Third Eye Capital received fees for Limited Waiver and Amendment No. 9 to the Note Purchase Agreement by the repurchase of 1,000,000 shares of common stock of the Company at an average price of $5.52 per share for an aggregate purchase price of approximately $5.5 million.

On April 30, 2015, Third Eye Capital received fees for the Limited Waiver and Amendment No. 10 to the Note Purchase Agreement by the repurchase of 500,000 shares of common stock of the Company at a repurchase price of $5.00 per share for an aggregate purchase price of approximately $2.5 million.

On August 6, 2015, Third Eye Capital received fees for the Limited Waiver and Amendment No. 11 to the Note Purchase Agreement repurchases 100,000 shares of common stock from Third Eye Capital at the greater of $4.00 and the closing price on the date of the amendment. In connection with this transaction, the Company also agreed to pay a fee of $0.2 million to McAfee Capital, LLC for the loss of liquidity from this arrangement.

We employ Mr. Adam McAfee as Vice President, Finance at the base salary of $180,000.  Mr. Adam McAfee is the brother of Mr. Eric McAfee, our Chief Executive Officer and Chairman of the Board.  Mr. Adam McAfee received compensation, including stock option and warrant grants of $32,460 during fiscal year 2015 and $215,641 during fiscal year 2014.

OTHER MATTERS

Management does not know of any matter to be brought before the Annual Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement.  The persons named in the form of proxy solicited by the Board will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.”  Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  This procedure reduces our printing costs and postage fees.  Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Corporate Secretary, Todd Waltz, at (408) 213-0940 or write to Aemetis, Inc. at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.  They may also send an email to our Corporate Secretary at twaltz@aemetis.com.  Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Todd Waltz
Corporate Secretary
Aemetis, Inc.

March 4, 2016

EXHIBIT A

AMENDMENT TO ARTICLES OF INCORPORATION

A-1

A-2

AEMETIS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – APRIL 21, 2016 AT 1:00 PM PT
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Eric A. McAfee, Francis Barton, John Block, Dr. Steven Hutcheson and Harold Sorgenti (collectively, the “Proxies”), or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Aemetis, Inc., a Nevada corporation (the “Company”), to be held on Thursday, April 21, 2016 at 1:00 p.m. (Pacific Time), at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Menlo Park, California 94025, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR EACH OF PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/AMTX
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF AEMETIS, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Eric A. McAfee				☐
	Francis P. Barton				☐	CONTROL ID:
	John R. Block				☐	REQUEST ID:
	Dr. Steven W. Hutcheson				☐
	Harold Sorgenti				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve a proposal to amend the Company’s Articles of Incorporation to divide our Board of Directors into three classes, with directors in each class serving staggered three-year terms.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve a proposal to amend the Company’s Articles of Incorporation to eliminate the ability of stockholders to act by written consent.		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	To approve and confirm the issuance of warrants issued to board members and management.		☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board of Directors recommends that you vote: “FOR” the five (5) individuals nominated for election to the Board of Directors; “FOR” the amendment of our Articles of Incorporation to classify the Board of Directors into three classes; “FOR” the amendment of our Articles of Incorporation to eliminate the ability of stockholders to act by written consent; “FOR” the approval and confirmation of the issuance of warrants to board members and management; and “FOR” ratification of RSM US LLP as our independent registered public accounting firm for fiscal year 2016.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

__________________________________________________________(Print Name of Stockholder and/or Joint Tenant)
__________________________________________________________(Signature of Stockholder)
__________________________________________________________
(Second Signature if held jointly)